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                                WMS INDUSTRIES INC.                                          EXHIBIT 11

                        COMPUTATION OF NET INCOME PER SHARE

                     (In thousands, except per share amounts)

                                                                                   Three months ended
                                                                                   September 30,
                                                                        1997                       1996
                                                                      ---------                  ---------
PRIMARY

Shares:
   Weighted average number of shares outstanding                         24,549                     24,156
   Net effect of dilutive stock options or stock options
     exercised during the quarter - based on the treasury
     stock method using the average market price                          1,000                         -
                                                                       --------                   --------

   Weighted average number of shares outstanding as adjusted             25,549                     24,156
                                                                       ========                   ========

Earnings:
   Loss from continuing operations                                      $(2,989)                   $(2,507)
                                                                       ========                   ========

   Loss from continuing operations per primary share                     ($0.12)                    ($0.10)
                                                                       ========                   ========

   Net income                                                           $ 3,288                    $ 3,570
                                                                       ========                   ========

   Net income per primary share                                           $0.13                      $0.15
                                                                       ========                   ========


FULLY DILUTED

Shares:
   Weighted average number of shares outstanding                        24,549                     24,156
   Net effect of dilutive stock options or stock options
     exercised during the quarter - based on the treasury
     stock method using the quarter-end market price, if higher than average market price or market price at date of
     exercise                                                             1,453                         -

   Weighted average number of additional shares for the 5 3/4%
     subordinated convertible debentures based on the
     if converted method                                                  2,174                         -
                                                                       --------                   --------

   Weighted average number of shares outstanding as adjusted             28,176                     24,156
                                                                       ========                   ========

Earnings:
   Loss from continuing operations                                      $(2,989)                   $(2,507)
   Interest expense on 5 3/4% subordinated convertible debentures           482                         -
   Income tax reduction from interest expense                              (191)                        -
                                                                       --------                   --------
   Loss from continuing operations                                      $(2,698)                   $(2,507)
                                                                       ========                   ========

   Loss from continuing operations per fully diluted share               ($0.09)                    ($0.10)
                                                                       ========                   ========

   Net income                                                           $ 3,288                    $ 3,570
   Interest expense on 5 3/4% subordinated convertible debentures           482                         -
   Income tax reduction from interest expense                              (191)                        -
                                                                       --------                   --------
   Net income                                                           $ 3,579                    $ 3,570
                                                                       ========                   ========

   Net income per fully diluted share                                     $0.13                      $0.15
                                                                       ========                   ========



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